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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          We consent to the use in this Amendment No. 2 to the Registration Statement No. 333-125524 of our reports dated June 3, 2005 related to the consolidated financial statements of Texas Genco LLC as of December 31, 2004 and for the period from July 19, 2004 (date of inception) to December 31, 2004; June 3, 2005 related to the consolidated financial statements of Texas Genco Holdings, Inc. as of December 31, 2003 and 2004 and for years ended December 31, 2002, 2003 and 2004; and June 3, 2005 related to the financial statements of Texas Genco Inc. as of May 27, 2005 and for the period from May 20, 2005 (date of inception) to May 27, 2005, appearing in the prospectus, which is part of this Registration Statement.

          We also consent to the reference to us under the heading "Experts" in such prospectus.

DELOITTE & TOUCHE LLP

Houston, Texas

August 29, 2005

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM